UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2012
Date of Report

Novo Energies Corporation
(Exact name of registrant as specified in its charter)

Florida	000-53723	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes Suite 64, Montréal Qc H2Y 2X8 Canada
(Address of principal executive offices)

(514) 840-3697
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

We have entered into an oral agreement with our Chief Executive officer and a consultant pursuant to which upon the later of (i) the first payment of funds to us from a capital raise in an amount of up to $5,000,000 and (ii) the first payment of fees due to Immunovative Therapies Ltd. under a License Agreement that we entered into with Immunovative Therapies Ltd. on December 12, 2011, each of our Chief Executive officer and the consultant will be granted options to purchase up to 5,000,000 shares of our common stock at a purchase price of $0.10.  The options will vest upon granting and will be exercisable for a period of ten years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 NOVO ENERGIES CORPORATION

By: /s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer
January 11, 2012